Exhibit 4.2.1

Amendment No. 1 to Registration Rights Agreement

September 28, 2005

This Amendment No. 1 to Registration Rights Agreement (this “Agreement”) is made and entered into as of the 28th day of September, 2005 among Artisoft, Inc., a Delaware corporation (the “Company”), and each of the undersigned holders (collectively, the “Stockholders”) of shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) to purchase Common Stock who are parties to the 2001 Agreement (as such term is defined below) (such Stockholders holding a sufficient number of shares of Common Stock to take the actions provided for herein).

WHEREAS, the Company desires to enter into a purchase agreement (the “2005 Purchase Agreement”) with certain investors (the “Investors”), including certain Stockholders, relating to the issuance and sale of Common Stock;

WHEREAS, the Company and the Stockholders are parties to that certain Registration Rights Agreement, dated August 8, 2001, pursuant to which certain of the Stockholders were granted registration rights (the “2001 Agreement”);

WHEREAS, the Stockholders desire that the Company and the Investors enter into the 2005 Purchase Agreement; and

WHEREAS, the as a condition to the execution of the 2005 Agreement, the Investors require the execution of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto consent and agree as follows:

1. Amendment to Registration Rights Provisions. Sections 2 through 6 of the 2003 Agreement are hereby deleted and replaced in their entirety with the provisions attached hereto as Exhibit A.

2. Non-Consenting Holders. This Agreement shall be effective as to all parties to the 2001 Agreement whether or not any such party executes this Agreement. The Company hereby agrees to confer with all stockholders who are party to the 2003 Agreement and to use its best efforts to have such parties execute a counterpart to this Agreement.

3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, which shall be deemed an original.

4. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity or enforceability of any other provision and of the entire Agreement shall not be affected.

5. Enforceability. Upon execution of this Agreement by the undersigned Stockholders, the validity of any waiver, consent or amendment made hereunder shall be unaffected by the failure of any one or more stockholders of the Company to execute this Agreement.

6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ARTISOFT, INC.

By:	/s/ DUNCAN G. PERRY
Name:	Duncan G. Perry
Title:	Chief Financial Officer

SPECIAL SITUATIONS FUND III, L.P.

By:	AWM INVESTMENT COMPANY, INC.

Its:	GENERAL PARTNER

By:	/s/ DAVID GREENHOUSE

Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	AWM INVESTMENT COMPANY, INC.

Its:	GENERAL PARTNER

By:	/s/ DAVID GREENHOUSE

Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	MG ADVISERS L.L.C.

Its:	GENERAL PARTNER

By:	/s/ DAVID GREENHOUSE

Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

By:	SST ADVISERS, L.L.C.

Its:	GENERAL PARTNER

By:	/s/ DAVID GREENHOUSE

Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:	SST ADVISERS, L.L.C.

Its:	GENERAL PARTNER

By:	/s/ DAVID GREENHOUSE

Name:	David Greenhouse
Title:	Managing Director

Exhibit A

2. Registration of the Shares; Compliance with the Securities Act.

(a) Registration Procedures and Other Matters. The Company shall:

(i) subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the SEC, no later than December 12, 2005 (the earlier of the date such registration statement is actually filed or is required to be filed is the “Filing Date”), a registration statement on Form S-3, Form S-2, or Form S-1 (the “Registration Statement”) to enable the resale of the Registrable Securities by the Investors from time to time through any quotation system on which the Common Stock is quoted or listed, if applicable, or in privately-negotiated transactions;

(ii) use its best efforts, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information (provided that failure on the part of one Investor shall not relieve the Company from its obligation to use best efforts with respect to complying Investors), to cause the Registration Statement to become effective on or before the date that is the earliest of (1) in the event of no review by the staff of the SEC (the “Staff”), within 5 days of being informed by the Staff that the Staff has decided not to review the Registration Statement, but in no event later than 30 days after the Filing Date, (2) in the event of a review by the Staff, within 5 days of being informed by the Staff that the Staff have no further comments on such Registration Statement, but in no event later than 90 days after the Filing Date (the earliest of (1) and (2) thereof, the “Required Effective Date” and the date the Registration Statement is initially declared effective by the SEC, the “Effective Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such period any financial statements that are required to be filed prior to the effectiveness of such Registration Statement; and, in the event that the filing referred to in Section 2(a)(i) above is on a form other than Form S-3, the Company shall use its best efforts, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information (provided that failure on the part of one Investor shall not relieve the Company from its obligation to use best efforts with respect to complying Investors), to prepare and file with the SEC, within 10 days after the Company first becomes eligible to file a registration statement on Form S-3, a registration statement on Form S-3 (the “S-3 Registration Statement”) to enable the resale of the Registrable Securities by the Investors from time to time through any quotation system on which the Common Stock is quoted or listed or in privately-negotiated transactions; and to use its best efforts to cause the S-3 Registration Statement to become effective as soon as practicable thereafter, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC as promptly as practicable any financial statements that are required to be filed prior to the effectiveness of such S-3 Registration Statement (the term “Registration Statement” shall mean the S-1 or S-2 Registration Statement until the S-3 Registration Statement is declared effective by the SEC, after which time it shall mean the S-3 Registration Statement).

(iii) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Investor’s Registrable Securities, the earlier of (x) the date on which such Investor may sell all Registrable Securities then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (y) such time as all Registrable Securities have been sold pursuant to a registration statement;

(iv) furnish to the Investors with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investors may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investors;

(v) file documents required of the Company for blue sky clearance in states specified in writing by any Investor and use its best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 2(a)(iii); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vi) bear all expenses in connection with the procedures in paragraph (i) through (v), (viii) and the last paragraph of this Section 2(a) and the registration of the Registrable Securities pursuant to the Registration Statement;

(vii) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(viii) provide a “Plan of Distribution” section of the Registration Statement substantially in the form attached hereto as Exhibit E hereto (subject to the comments of the SEC).

Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Registrable Securities and any other securities with respect to which the Company has registration obligations as of the close of business on September 28, 2005. In no event at any time before the Registration Statement becomes effective with respect to the Registrable Securities shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8, without the prior written Majority Investors’ Consent.

The Company understands that the Investors disclaim being underwriters, but any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder; provided, however that if the Company receives notification from the SEC that an Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (x) the 90th day after such SEC notification, or (y) 120 days after the initial filing of the Registration Statement with the SEC.

Within three business days of the Effective Date, the Company shall advise its transfer agent that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by an Investor and confirmation by such Investor that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the registration statement has been suspended; provided, however, in the event the Company’s transfer agent requires an opinion of counsel to the Company for an such reissuance, within three business days of any such request for an opinion by the transfer agent, the Company shall cause its counsel to issue a blanket opinion to the transfer agent stating the foregoing.

(b) Transfer of Shares After Registration; Suspension.

(i) Each Investor, severally and not jointly, agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 2(a) and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(ii) Except in the event that paragraph (iii) below applies, the Company shall (x) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (y) provide the Investors copies of any documents filed pursuant to Section 2(b)(ii)(x); and (z) inform each Investor that the Company has complied with its obligations in Section 2(b)(ii)(x) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 2(b)(ii)(x) hereof when the amendment has become effective).

(iii) Subject to paragraph (iv) below, in the event (w) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (x) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration

Statement or the initiation of any proceedings for that purpose; (y) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (z) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a notice in writing to each Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investors, each Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2(b)(iii).

(iv) Notwithstanding the foregoing paragraphs of this Section 2(b), the Investors shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company’s Board of Directors, upon the advice of counsel, the sale of Registrable Securities under the Registration Statement in reliance on this Section 2(b)(iv) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

(v) Provided that a Suspension is not then in effect, any Investor may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities in compliance with applicable law. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investors and to supply copies to any other parties requiring such Prospectuses.

(vi) In the event of a sale of Registrable Securities by an Investor pursuant to the Registration Statement, the Investor must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit D, so that the Registrable Securities may be properly transferred.

(c) Indemnification. For the purpose of this Section 2(c):

(x) the term “Selling Stockholder” shall include each Investor and any affiliate of such Investor;

(y) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 2(a); and

(z) the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (x) any breach of the representations or warranties of the Company contained in this Section 2 or failure to comply with the covenants and agreements of the Company contained in this Section 2, (y) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 2(b) hereof respecting sale of the Registrable Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

(ii) Each Investor, severally but not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (x) any failure to comply with the covenants and agreements contained in Section 2(b) hereof respecting sale of the Registrable Securities, or (y) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor specifically for use in preparation of the Registration Statement, and such Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that such Investor’s obligation to indemnify the Company shall be limited to the net amount received by such Investor from the sale of the Registrable Securities giving rise to such obligation.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2(c), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 2(c) (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 2(c). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the reasonable expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv) If the indemnification provided for in this Section 2(c) is unavailable to or insufficient to hold harmless an indemnified person under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the applicable Investor, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other Selling Shareholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Investor, severally but not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Investor and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), each Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by such Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Investor’s obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joint with any other Selling Shareholders.

(v) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 2(c), and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 2(c) fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 2(c), and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 2(c) and further agree not to attempt to assert any such defense.

(d) Termination of Conditions and Obligations. The conditions precedent imposed by this Section 2 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering the Registrable Securities, at the time such Registrable Securities are eligible for sale pursuant to Rule 144(k) (and the Investor provides the Company with such reasonable and appropriate customary representations as may be reasonably requested by the Company) or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

(e) Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by any Investor, the Company will furnish to such Investors, upon the reasonable request of an Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of such Investor, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Investor or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

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